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                                                                    Exhibit 10.8

                                STATE OF NEBRASKA
                         NEBRASKA DEPARTMENT OF REVENUE

                       ETHANOL PRODUCTION CREDIT AGREEMENT

     This agreement is entered into pursuant to Neb. Rev. Stat (S) 66-1344 and Laws 2001, LB 536, Section 7, between Oregon Trail Ethanol Coalition, LLC, hereinafter referred to as "OTEC," and the State of Nebraska, by the State Tax Commissioner, hereinafter referred to as "the State."

     It is hereby agreed between OTEC and the State that:

     1. OTEC is in the process of planning and constructing an ethanol production facility and, upon completion of the anticipated construction, will own and control an ethanol production facility located in either Thayer or Nuckolls County.

     2. OTEC hereby agrees to produce ethanol at the facility and any expansion thereof.

     3. The State agrees to furnish OTEC the tax credits as provided by and limited in Neb. Rev. Stat (S) 66-1344 in effect on the date of the agreement. Credits in the amount of eighteen cents per gross gallon of ethanol produced, before denaturing, will be furnished following the procedures described below. The tax credits furnished by the State shall be in the form of nonrefundable, transferable motor vehicle fuel tax credit certificates.

     4. The name plate design capacity for the production of ethanol, before denaturing, at this facility at the commencement of production will be forty million (40,000,000) gross gallons.

     5. The credits will be given only for ethanol produced at the ethanol production facility identified above at which all fermentation, distillation and dehydration take place.

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ETHANOL PRODUCTION CREDIT AGREEMENT                                       Page 2
Oregon Trail Ethanol Coalition, LLC

     6. OTEC may begin to apply for credits once it attains a minimum rate of ethanol production, before denaturing, of one hundred thousand (100,000) gross gallons annually. This minimum rate of ethanol production must be accomplished prior to June 30, 2004.

     7. In order to show that it can accurately measure the requisite minimum rate of production, OTEC shall initially provide the State with documentation indicating that the metering devices used to measure the minimum rate of production have been approved by the State of Nebraska, Department of Agriculture, Division of Weights and Measures. In order to show that it can accurately measure the quantity of ethanol produced thereafter, OTEC shall provide the State with documentation annually indicating that the metering devices used to measure the production of ethanol have been approved by the State of Nebraska, Department of Agriculture, Division of Weights and Measures.

     8. The initial application to receive credits filed by OTEC must establish that the minimum rate of ethanol production required has been attained. The initial application shall cover a period of one calendar month or any part thereof, but in no event shall the period be less than one day. Once the minimum rate of ethanol production has been established, OTEC can receive credits for a period of ninety-six (96) consecutive months, but in no event can OTEC apply for any credits for ethanol production which occurs after June 30, 2012. The applications used to apply for credits following the initial application shall be for periods measured by whole calendar months except that the last application of the agreement may be for a partial calendar month.

     9. Not more than fifteen million six hundred twenty-five thousand (15,625,000) gross gallons of ethanol produced annually at the ethanol production facility will be eligible for the tax credits. Not more than one hundred twenty-five million (125,000,000) gross gallons of ethanol produced at the ethanol facility by the end of the ninety-six (96) consecutive-month period described above shall be eligible for the tax credits.

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ETHANOL PRODUCTION CREDIT AGREEMENT                                       Page 3
Oregon Trail Ethanol Coalition, LLC

     10. OTEC must provide to the State copies of the reports filed with the Federal Bureau of Alcohol, Tobacco and Firearms on an annual basis.

     11. This agreement may be amended to include any proposed expansion that is not contemplated at the time of this agreement.

     12. This agreement shall not be assigned by OTEC without first receiving written consent from the State. Such consent shall not be unreasonably withheld and, if granted, shall be provided within thirty days of a written request for said consent. If such consent is granted, a fully executed amendment to this agreement reflecting the assignment shall be provided to the State no later than ten days following the execution of the assignment.

     13. This agreement shall be binding between the parties hereto. It shall be governed by the laws of the State of Nebraska. No oral statements, proposals, or agreements shall be binding on either party.

     The undersigned parties hereto accept and bind themselves to the provisions of this agreement.

     Dated this 15/th/ day of January, 2002.

                       OREGON TRAIL ETHANOL COALITION, LLC

By  /s/ Mark Jagels                  and  /s/  Mike Schardt
   ---------------------------------     --------------------------------------
         Mark Jagels                            Mike Schardt
         Co-Chair                               Co-Chair

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ETHANOL PRODUCTION CREDIT AGREEMENT                                       Page 4
Oregon Trail Ethanol Coalition, LLC

     Dated this 17/th/ day of January.

                                   NEBRASKA DEPARTMENT OF REVENUE


                                   By   /s/ Mary Jane Egr
                                      ----------------------------
                                      Mary Jane Egr
                                      State Tax Commissioner